Exhibit 99.1
At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Reports Net Sales of $12.6 million in Second Quarter 2005 with
Gross Margin of 39% and $1.1 million Consolidated EBITDA
Buffalo Grove, IL, August 1, 2005 – Akorn, Inc. (AMEX: AKN) today reported net sales of $12.6 million for the second quarter ended June 30, 2005, an increase of 14% over net sales of $11.1 million in the second quarter 2004. Gross profit of $4.9 million is an increase of 46% over gross profit of $3.3 million in the second quarter 2004, and represents an increase in gross margin from 30% to 39%. Net loss for the second quarter 2005 was reduced to $0.1 million, including a $1.2 million one-time gain from retirement of debt, as compared to a net loss of $3.6 million in the second quarter 2004. Consolidated EBITDA for the second quarter 2005 improved to $1.1 million as compared to the second quarter 2004 Consolidated EBITDA of $0.4 million.
Highlights for the Second Quarter 2005 include:
•	The signing of a Purchase and Supply Agreement to provide seventeen finished dosage form anti-infective injectable products to our product portfolio.

•	The addition of ten new products for development to our Exclusive Contract and Purchase Agreement for Oncology and Other Parenteral Products with Serum Institute of India Ltd, bringing the total number of products under development to twenty-six.

•	The opening of our first international office, in Pune, India, on the campus of Serum Institute of India Ltd.

•	The addition of several key executives to our management team, including Russell A. Gall, Vice President and General Manager, Decatur Operations, and Mark M. Silverberg, Vice President, Global Quality and Regulatory Compliance.

•	The retirement of an outstanding $3.7 million Promissory Note, which resulted in a one-time gain of $1.2 million.

•	Inclusion of Akorn in the newly launched Russell Microcap™ Index.

Arthur S. Przybyl, President and Chief Executive Officer stated, “In the second quarter, we continued our strategy of expanding our product portfolio by executing a supply agreement for seventeen new anti-infective injectable products. At the same time, we added ten new products for development under our Exclusive Contract and Purchase Agreement with Serum Institute of India Ltd, bringing the total number of products under development to twenty-six.
“Our balance sheet is strong and we continue to demonstrate effective working capital management. We improved our current ratio to 2.2, reduced our outstanding debt to $10.1 million, and retired a $3.7 million Promissory Note that resulted in a one-time gain of $1.2 million.
“Net sales improved by 14% over the second quarter 2004, even after being impacted by unanticipated sales backorders of $934,000 for one product line, which will be fulfilled in the third quarter 2005. Gross profit improved by 46% due to an improved overall product mix and continued, favorable plant manufacturing variances. R&D expenses of $1.4 million include non-cash expenses of $563,000 related to the Akorn-Strides LLC Joint Venture and $245,000 of expenses related to continued validation efforts of our lyophilization facility. Consolidated EBITDA for the second quarter improved by 204% to $1.1 million, as compared to the second quarter 2004.
“We continue work on our number one priority, resolving our FDA matter and achieving substantial compliance at our Decatur, IL manufacturing facility. To that end, we have added over sixty years of aseptic quality compliance and manufacturing experience to our management team by hiring a Vice President /General Manager and a new Director of Quality Assurance for our Decatur Operation, and a Corporate Vice President of Global Quality and Regulatory Compliance. These three individuals bring to Akorn a level of experience and depth of expertise that will continue to expand compliance improvement efforts in our Decatur facility and provide further diligence to overall corporate and manufacturing site specific Quality Assurance oversight.
“Dialogue and fieldwork are ongoing with the Center for Disease Control toward stockpiling our antidotes for radioactive poisoning: Calcium-DTPA and Zinc-DTPA. We anticipate a stockpile order in 2005 for these products and continue to anticipate revenues and earnings for 2005 to improve and grow beyond prior year levels.”

Use of Non-GAAP Measures — Consolidated EBITDA:
Consolidated EBITDA is a non-GAAP financial measure consisting of earnings before interest, taxes, depreciation and amortization. This non-GAAP financial measure is not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Akorn believes that this non-GAAP financial measure may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to review the definition of Consolidated EBITDA contained herein and the description of the reconciling items provided at the end of this press release.
Supplemental Financial Information
The following table presents a reconciliation of net loss as determined in accordance with GAAP to Consolidated EBITDA for the three months ended June 30, 2005 and June 30, 2004:

	(Unaudited)
	Three Months Ended
	June 30,
	2005	2004
	(in thousands)
GAAP net loss	$(67)	$(3,583)

Income tax provision	—	2
Interest expense, net	584	1,386
Non-cash expenses	713	—
Gain on Retired Note	(1,212)	—
Depreciation, amortization, and write-down of assets	1,076	2,555

Consolidated EBITDA	$1,094	$360

The following table presents a reconciliation of net loss as determined in accordance with GAAP to Consolidated EBITDA for the six months ended June 30, 2005 and June 30, 2004:

	(Unaudited)
	Six Months Ended
	June 30,
	2005	2004
	(in thousands)
GAAP net loss	$(2,354)	$(4,799)

Income tax provision	15	2
Interest expense, net	1,110	2,713
Non-cash expenses	1,401	—
Gain on Retired Note	(1,212)	—
Depreciation, amortization, and write-down of assets	2,114	3,918

Consolidated EBITDA	$1,074	$1,834

About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Such factors include, but are not limited to, risks and uncertainties relating to the resolution of the FDA compliance issues at our Decatur, Illinois manufacturing facility. Other factors besides those listed there could also adversely affect our results.
    Contacts
Akorn, Inc.
Arthur S. Przybyl, 847-279-6100